UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
_______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 4, 2026
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SOTERA HEALTH COMPANY
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-39729	47-3531161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
9100 South Hills Blvd, Suite 300
Broadview Heights, Ohio 44147
(Address of Principal Executive Offices) (Zip Code)
(440) 262-1410
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on which registered
Common stock, $0.01 par value per share	SHC	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 4, 2026, the Board of Directors (the “Board”) of Sotera Health Company (the “Company”) increased the size of the Board from eleven directors to twelve directors and appointed Richard G. Kyle as a Class III director of the Board, effective immediately. Mr. Kyle will serve as a member of the Leadership Development and Compensation Committee and the Nominating and Corporate Governance Committee of the Board.
Most recently, Mr. Kyle served as President and Chief Executive Officer of The Timken Company (“Timken”), a global manufacturer of bearings, transmissions, and industrial motion products, from May 2014 to September 2024. During his tenure as Chief Executive Officer, Mr. Kyle led Timken’s financial transformation and strategic diversification, including expanding its industrial motion portfolio, entering new product lines, and diversifying end markets. Prior to serving as Chief Executive Officer, Mr. Kyle held various senior leadership roles at Timken, including Chief Operating Officer and President of multiple business segments. Earlier in his career, Mr. Kyle held leadership positions at Hubbell Incorporated and Cooper Industries. Mr. Kyle continues to serve on Timken’s Board of Directors. He has also served on the Board of Directors of Sonoco Products Company since 2015, where he is a member of the Audit Committee and the Corporate Governance and Nominating Committee and serves as Chair of the Executive Compensation Committee. He holds a B.S. in Mechanical Engineering from Purdue University and an M.B.A. from Northwestern University.
Mr. Kyle is entering into a customary indemnification agreement with the Company in connection with his appointment as a director, consistent with those entered into with the Company’s other directors, pursuant to which the Company agrees to provide indemnification and advancement of expenses to the fullest extent permitted by law and the Company’s amended and restated certificate of incorporation and amended and restated bylaws. Mr. Kyle has been deemed to be “independent” in accordance with Rule 5605(a)(2) of the Nasdaq Listing Rules. There is no arrangement or understanding between Mr. Kyle and any other persons, pursuant to which Mr. Kyle was appointed to serve on the Board. Additionally, there are no reportable transactions between Mr. Kyle and the Company that require disclosure pursuant to Item 404(a) of Regulation S-K. As a director of the Company, Mr. Kyle will receive compensation as a non-employee director in accordance with the Company’s non-employee director compensation policy as described in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the U.S. Securities and Exchange Commission on April 10, 2025, as amended and supplemented, which generally consists of an annual cash retainer for Board service and an annual grant of restricted stock units.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sotera Health Company (Registrant)

Date: February 5, 2026	By:	/s/ Jonathan M. Lyons
Jonathan M. Lyons
Senior Vice President and Chief Financial Officer